ALLEN ORGAN COMPANY

Exhibit 32

                 Section 1350 Certifications


In connection with the Quarterly Report of Allen Organ
Company (the "Company") on Form 10-Q for the quarter ended
June 30, 2003 as filed with the Securities and Exchange
Commission on the date hereof (the "Report"), we certify, pursuant to 18 U.S.C. 1350 as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report fully complies with the requirements of
  section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: August 13, 2003



/s/Steven Markowitz             /s/Nathan S. Eckhart
Steven Markowitz                Nathan S. Eckhart
Chief Executive Officer         Chief Financial Officer